Exhibit 4.1

     A full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue and the authority of the Board of Directors to set the relative rights and preferences of any series of capital stock, will be furnished to any stockholder, without charge, upon request to the Secretary of the Corporation at the Corporation’s principal office.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–	Custodian
TEN ENT	–	as tenants by the entireties		(Cust) (Minor)
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
			UNIF TRF MIN ACT–	(State) Custodian (until age )
(Cust) under Uniform Transfers (Minor) to Minors Act (State)
Additional abbreviations may also be used though not in the above list.
     FOR VALUE RECEIVED,                      hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated

X

X
NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY	PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720
711 ARMSTRONG LANE	PROOF OF SEPTEMBER 27, 2005
COLUMBIA, TENNESSEE 38401	LEXINGTON STRATEGIC ASSET CORP.
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SALES: D. WETZLER 212-229-7304	Operator: Ron

/ ETHER 7 / LIVE JOBS / L / LEXINGTON 21336 BK	New

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